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                   Amendment to License Agreement
                        Dated March 12, 1998
                           by and between
                   Koch Feed Technologies Company
                                and
                         Purina Mills, Inc.

     This Amendment (the "Amendment") is entered into as of June 24, 1999, between Koch Feed Technologies Company ("Koch"), and Purina Mills, Inc. ("Purina").

WHEREAS, Koch and Purina entered into a License Agreement dated March 12, 1998 (the "Agreement") wherein Koch granted a license to Purina to use or practice the Textured Drying Process (the Patent Rights");

WHEREAS, Koch desires to license the Patent Rights to a third party and sell the Patent Rights to another third party; and

WHEREAS, Koch and Purina each individually deem it in its best interest to amend the Agreement pursuant to the terms set forth below to remove any restriction prohibiting Koch from selling or granting a license to the Patent Rights to these third parties, or others.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Amendment.  On line twelve in paragraph 2.2(a) of the
          ---------
Agreement, the following language shall be deleted:

          "Notwithstanding the nonexclusivity of this license, for so long as Koch Industries, Inc. and its affiliates directly or indirectly own greater than 50% of the common stock of Licensee, Licensor shall not grant a license to the Patent Rights to any commercial feed producer in the United States which is a direct competitor of Licensee."

     2.   Consideration.  In consideration for amending the Agreement
          -------------
as set forth above, Koch shall pay to Purina the amount of Seven Hundred Fifty Thousand Dollars (U.S. $750,000.00) to be payable by wire transfer of immediately available funds at the execution of this Amendment.

     3.   Miscellaneous Terms.
          -------------------

          (a) All capitalized terms in this Amendment shall have the same meaning as stated in the Agreement.

          (b) Except as hereby amended, the parties hereto ratify and confirm the terms and conditions of the Agreement, that such Agreement shall remain in full force and effect and no other modification to the terms therein shall be implied from this Amendment.


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IN WITNESS WHERE, Koch and Purina have each caused this Amendment to be signed by their respective authorized officers on the date first written above.

KOCH FEED TECHNOLOGIES COMPANY     PURINA MILLS, INC.


By:          /s/ Steve Pankey    By:          /s/ Arnold E. Sumner
             ------------------               ----------------------
Print Name:  Steve Pankey        Print Name:  Arnold E. Sumner
Title:       President                Title:  President & COO